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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
               (Date of earliest event reported): February 6, 2002



                              GLYKO BIOMEDICAL LTD.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)



          Canada                         000-21994               98-0195569
(State or Other Jurisdiction of         (Commission            (IRS Employer
      Incorporation)                    File Number)         Identification No.)

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     371 Bel Marin Keys Blvd., #210
           Novato, California                                      94949
----------------------------------------                    -------------------
(Address of Principal Executive Offices)                         (Zip Code)

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       Registrant's telephone number, including area code: (415) 884-6700



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Item 5. OTHER EVENTS.

     On February 7, 2002, Glyko Biomedical Ltd. announced that it has entered into a definitive agreement under which all of the issued and outstanding shares of Glyko Biomedical will be acquired by BioMarin Pharmaceutical Inc. Under the terms of the agreement, BioMarin will issue 0.3309 shares of BioMarin common stock in exchange for each Glyko Biomedical common share outstanding, for an aggregate of up to 11,367,617 shares of BioMarin common stock. The shareholders of Glyko Biomedical will receive pro rata that number of newly issued shares of BioMarin common stock as is equal to the number of shares of BioMarin common stock currently held by Glyko Biomedical. Completion of the transaction is subject to customary closing conditions, including the approval of both companies' shareholders and other regulatory approvals, as well as approval of the Ontario, Canada court.

     A copy of Glyko's press release is attached hereto as EXHIBIT 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not Applicable

          (b) PRO FORMA FINANCIAL INFORMATION. Not Applicable

          (c) EXHIBITS.


EXHIBIT NO.    DESCRIPTION

  99.1         Press Release dated as of February 7, 2002.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GLYKO BIOMEDICAL LTD.

February 12, 2002
                                    By: /S/ J. A. KOLADA
                                       -----------------------------------------

                                    Name: J. A. KOLADA
                                         ---------------------------------------

                                    Title: SECRETARY
                                          --------------------------------------




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                                  EXHIBIT INDEX



EXHIBIT NO.      DESCRIPTION

  99.1           Press Release dated as of February 7, 2002.